Exhibit 14.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Amendment No. 2 to Form F-3 (File No. 333-104121) and in the Registration Statements on Form S-8 (Registration numbers 333-13022, 333-88966 and 333-100388) of our report dated 3 March 2004 relating to the financial statements of GlaxoSmithKline plc, which appears in GlaxoSmithKline plc's Annual Report on Form 20-F for the year ended 31 December 2003. We also consent to the reference to us under the heading Experts in the Registration Statement on Form F-3.

/s/      PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

London, England
March 26, 2004